UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 08, 2008
Date of Report (Date of earliest event reported)

Kid Castle Educational Corporation

(Exact name of registrant as specified in its charter)

Florida	333-39629	59-2549529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan R.O.C.
(Address of Principal Executive Offices and Zip Code)

(011) 886-2-2218-5996
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 08, 2008, Kid Castle Educational Corporation (the “Company”) received a letter from Chin-Chen Huang, a member of the Company’s Board of Directors, notifying the company of her resignation as a director. Mrs. Huang’s decision to resign as a director of the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mrs. Huang will continue to serve as the President of Shanghai Operations.

On April 08, 2008, the Board of Directors passed a written resolution electing Mr. Ping Hsiung Wang as a director of the Company to fill an existing vacancy on the Board with immediate effect.

Mr. Wang is 43 years old. He has a master degree from the Department of Business Management of Da-Yeh University. Mr. Wang currently serves as the chairman of two pre-schools in Taiwan and as a director of two pre-schools in Shanghai, People’s Republic of China. From January to December 2004, Mr. Wang was the vice president of the Pre-School Educational and Protection Association of Tucheng City in Taipei County, Republic of China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Dated: April 9, 2008

By: /s/ Min-Tan Yang Name: Min-Tan Yang Title: Chief Executive Officer